December 9, 1996


The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104


        This consent is furnished in connection with the filing of the Registration Statement on Form S-6 ("Registration Statement") of Separate Account FP ("Separate Account FP") of The Equitable Life Assurance Society of the United States ("Equitable") covering an indefinite number of units of interest in Separate Account FP under variable life insurance policies with additional premium option ("Policies") which were originally offered and issued by Equitable Variable Life Insurance Company ("Equitable Variable"), a wholly-owned subsidiary of Equitable, most recently pursuant to a prospectus dated September 30, 1987, as supplemented. Equitable Variable is to be merged into Equitable on January 1, 1997 and on such date, Equitable will assume Equitable Variable's obligations under the Policies. The Policies are no longer being offered for sale, although Equitable will continue to collect premiums under the Policies.

        I hereby consent to the filing of my opinions dated March 16, 1987 and April 19, 1989 (the "Opinions") (originally filed as exhibits to Pre-Effective Amendment No. 2 and Post-Effective Amendment No. 4, respectively, to Equitable Variable's Registration Statement on Form S-6, File No. 33-8237) as exhibits to Equitable's Registration Statement and to the reference to my name under the heading "Accounting and Actuarial Experts" in the Prospectus and Prospectus Supplement. The references to the "Prospectus" and "Prospectus Supplement" in the Opinions and in this consent are to the prospectus dated March 16, 1987 and the prospectus supplement dated April 19, 1989, respectively, filed in Equitable's Registration Statement, and the Opinions speak as of their respective dates.

                                     Very truly yours,



                                     /s/ Joseph O. North, Jr.
                                     -----------------------------
                                     Joseph O. North, Jr.,
                                     F.S.A., M.A.A.A.
                                     Vice President and Senior Actuary
                                     The Equitable Life Assurance
                                     Society of the United States

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